UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 2, 2018

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Dallas Pkwy, Suite 140, Frisco, Texas 75034

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(469) 294-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 2, 2018, Jamba, Inc. (the “Company”), with the approval of the Audit Committee of the Company’s Board of Directors, notified KPMG LLP (“KPMG”) that it would no longer continue to act as the Company’s independent registered public accounting firm after completion of the audit of the Company’s financial statements for the fiscal year ended January 3, 2017 and effectiveness of internal control over financial reporting as of January 3, 2017, and appointed Whitley Penn LLP (“WP”) as the Company’s new independent registered public accounting firm for its fiscal year ending January 2, 2018. The decision to change the Company’s independent registered public accounting firm was the result of a comprehensive, competitive process conducted by the Audit Committee and full Board over the course of several months to select an independent registered public accounting firm. KPMG will continue as the independent registered public accounting firm for the fiscal year ended January 3, 2017 as the Company completes its Form 10-K for the fiscal year then ended.

During the Company’s two most recent fiscal years, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as related to the anticipated material weakness as further described below.

The audit reports of KPMG on the consolidated financial statements of the Company for the past two years for which such reports were provided did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company anticipates the report of KPMG on management’s assessment of internal control over financial reporting as of January 3, 2017 will include an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of a material weakness related to ineffective risk assessment of the risks of material misstatement in financial reporting, as the Company identified that the risk assessment process, which was intended to identify new transactions and changes to existing processes and design appropriate control activities over financial reporting, was not  sufficient to prevent or detect material misstatement on a timely basis.

The Audit Committee has authorized KPMG to respond fully to inquiries of the Company’s new accountant concerning the material weakness and any other accounting matter.

The Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that KPMG furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in Item 4.01.  A copy of KPMG’s letter, dated January 8, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years, neither the Company nor anyone on its behalf consulted WP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
Exhibit 16.1	Letter from KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: January 8, 2018	By:	/s/ Marie Perry
Marie Perry, Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary